CUSIP 55262N AK2                                               Exhibit 20.8


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

MBNA AMERICA BANK, N.A.

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MBNA MASTER CREDIT CARD TRUST SERIES 1994-2
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           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1994-2 Supplement dated May 26, 1994 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1994-2 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of October 15, 1997 and with respect to the performance of the Trust during the month of September, 1997 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1994-2 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount                    $ 4.914583
                                                        -------------------
    2. The amount of the distribution set
       forth in paragraph 1 above in
       respect of interest on the Certifi-
       cates, per $1,000 original
       certificate principal amount                    $ 4.914583
                                                        -------------------
    3. The amount of the distribution set
       forth in paragraph 1 above in
       respect of principal of the Cer-
       tificates, per $1,000 original
       certificate principal amount                    $ 0.000000
                                                        -------------------



B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.

        The aggregate amount of Collections on
        Principal Receivables processed during
        the preceding Monthly Period which were
        allocated in respect of the Certificates       $83,173,266.51
                                                        -------------------
    2.  The Economic Pay Out Amount, if any,
        distributable with respect to the
        Certificates in connection with the
        Economic Pay Out Event occurring in
        the preceding Monthly Period                   $   0.00
                                                        -------------------
    3.  Principal Receivables in the Trust

        (a)  The aggregate amount of Principal
             Receivables in the Trust as of the
             end of the last day of the preceding
             Monthly Period (which reflects the
             Principal Receivables represented by the
             Seller Interest and by the
             Aggregate Investor Interest)              $6,028,225,548.46
                                                        -------------------
        (b)  The amount of Principal Receivables
             in the Trust represented by the
             Investor Interest of Series 1994-2 as
             of the last day of the preceding Monthly
             Period (the last day of the month)        $900,000,000.00
                                                        -------------------
        (c)  The Investor Interest of Series
             1994-2 set forth in paragraph
             3(b) above as a percentage of the
             aggregate amount of Principal
             Receivables set forth in paragraph
             3(a) above                    14.93%
                                                        -------------------
    4.  Delinquent Balances.

        The aggregate amount of outstanding
        balances in the Accounts which were
        delinquent as of the end of the last
        day of the preceding Monthly Period:
                                         Percentage         Aggregate
                                          of Total           Account
                                         Receivables         Balance

        (a)  35 - 64 days:                  2.20%          $135,174,413.82
                                           ------           --------------
        (b)  65 - 94 days:                  0.98%          $60,111,676.29
                                           ------           --------------
        (c)  95 - 124 days:                 0.66%          $40,551,032.85
                                           ------           --------------
        (d)  125 -  154 days:               0.55%          $33,941,845.31
                                           ------           --------------
        (e)  155 or more days:              0.81%          $49,942,767.15
                                           ------           --------------
                                    Total   5.20%          $319,721,735.42
                                           ------           -------------


    5.  Investor Default Amount.

        The aggregate amount of all de-
        faulted Principal Receivables
        written off as uncollectable dur-
        ing the preceding Monthly Period
        allocable to the Investor
        Interest of Series 1994-2 (the "Aggre-
        gate Investor Default Amount")                 $3,596,958.02
                                                        -------------------
    6.  Investor Charge Offs

        (a)  The excess of the Aggregate Inves-
             tor Default Amount set forth in
             paragraph 5 above, over the
             amount of the withdrawals from
             the Cash Collateral Account made
             to reimburse the Trust for such
             amount written off and reductions to
             the Enhancement Invested Amount,
             if any (an "Investor Charge
             Off")                                     $   0.00
                                                        -------------------
        (b)  The amount of the Investor
             Charge Offs set forth in para-
             graph 6(a) above, per $1,000
             original certificate princi-
             pal amount (which will have
             the effect of reducing, pro
             rata, the amount of each
             Certificateholder's invest-
             ment)                                     $   0.00
                                                        -------------------
        (c)  The aggregate amount of
             Investor Charge Offs reimbursed
             on the Transfer Date immediately
             preceding such Distribution Date          $   0.00
                                                        -------------------
        (d)  The amount of the reimbursed
             Investor Charge Offs set forth
             in paragraph 6(c) above, per
             $1,000 original certificate
             principal amount                          $   0.00
                                                        -------------------
    7.  Investor Servicing Fee.

        The amount of the Investor Monthly
        Servicing Fee payable by the Trust
        to the Servicer for the preceding
        Monthly Period                                 $1,500,000.00
                                                        -------------------
    8.  Available Cash Collateral Amount.

        The amount available to be withdrawn from
        the Cash Collateral Account as of the close
        of business on October 14, 1997 the "Transfer
        Date"), after giving effect to all
        withdrawals, deposits and payments to be
        made in respect of the preceding month        $94,500,000.00
                                                        ------------------


    9.  The Required Cash Collateral Amount on
        the Transfer Date                              $94,500,000.00
                                                        -------------------

    10. Enhancement Invested Amount                    $   0.00
                                                        -------------------

    11. Deficit Controlled Amortization
        Amount. With respect to the next
        succeeding Monthly Period, the amount,
        if any, by which the Controlled
        Distribution Amount exceeds
        the amount distributed to the
        Certificateholders pursuant to
        Section 4.08(b).                               $   0.00
                                                        -------------------
    12. Collection of Finance Charge Receivables

        The aggregate amount of Collections on
        Finance Charge Receivables and Annual
        Membership Fees processed during the
        preceding Monthly Period which were
        allocated in respect of the Certificates       $13,681,797.90
                                                        -------------------
    13. The Portfolio Yield for the preceding
        Monthly  Period.                                13.45%
                                                        -------------------

C.  The Pool Factor.

        The Pool Factor for the preceding
        Record Date (which represents the
        ratio of the amount of the Inves-
        tor Interest for Series 1994-2 as
        of such Record Date (adjusted after
        taking into account any reduction
        in the Investor Interest which will
        occur on the following Distribution
        Date) to the Initial Investor Inter-
        est for Series 1994-2).  The amount of
        a Certificateholder's pro rata share
        of the Investor Interest for Series
        1994-2 can be determined by
        multiplying the original denomination
        of the Certificateholder's
        Certificate by the Pool Factor                   1.000000
                                                        -------------------


D.  LIBOR

    LIBOR for the Interest Period stated below

    September 15, 1997 through October 14, 1997   5.6875%
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                                        MBNA AMERICA BANK, N.A.
                                        Servicer



                                        By:    Marguerite M. Boylan

                                        Name:  Marguerite M. Boylan
                                        Title: First Vice President



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